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                                                                    EXHIBIT 99.2

                                  PRESS RELEASE
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                    [BLUE RIVER BANCSHARES, INC. LETTERHEAD]


FOR IMMEDIATE RELEASE

DATE:             June 7, 2002
CONTACT:          Larry Toombs, President
                  Blue River Bancshares, Inc.
                  (317) 398-9721


 BLUE RIVER BANCSHARES ANNOUNCES PRIVATE PLACEMENT AND POTENTIAL RIGHTS OFFERING

         Shelbyville, Indiana--Blue River Bancshares, Inc. (Nasdaq SC: BRBI) has reached an agreement with investors to raise $4,050,000 through private placements of 856,237 new common shares at a price of $4.73 per share. The private placements are subject to regulatory approval and certain other customary conditions. The shares will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States by the investors absent registration or an applicable exemption from registration requirements.

         The Company also intends to conduct a rights offering in which its existing shareholders would receive non-transferable rights to acquire shares in the offering. The Company intends to offer approximately 555,555 shares of common stock at a price of $4.50 per share. Each shareholder would receive one subscription right for each share of common stock that the shareholder owns on the record date. Each subscription right will entitle the shareholder to purchase .3584 shares of common stock at the subscription price. Shareholders who exercise their rights in full would also be able to subscribe, at the subscription price, for shares that other rights holders decline to purchase, to permit them to maintain a percentage interest in the Company which is equal to their percentage interest prior to the private placements. The rights offering will only be made pursuant to an effective registration statement filed with the Securities and Exchange Commission. The Company intends to file a registration statement with respect to the rights offering once the private placements are closed. However, the Company could decide to cancel the rights offering either before or after that time.

         Larry Toombs, President of Blue River Bancshares and Shelby County Bank stated: "This is a continuation of a longer-term strategy to stabilize the Company and allow the bank an opportunity to increase loan growth while still maintaining a "well-capitalized" status. Management and the Board of Directors believe that there are significant advantages to the bank and the company remaining a "well-capitalized" institution. While many of the actions taken in


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the past few months have allowed the bank to maintain such status, we have been hampered in the bank's ability to grow loans and other higher earnings assets due to the lack of capital. Looking into both the near- and longer-term future, this additional capital should afford the bank further abilities to change and grow, as well as make the needed investment in people, new technology, and other necessary areas of improvement which support a sound long-term strategy."

         The Company anticipates that the private placement will be closed during the third quarter of 2002 and that the rights offering will be closed during the fourth quarter of 2002.

         The statements in this press release do not constitute an offer to sell or the solicitation of any offer to buy the securities described above, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

         The Company's common stock is traded on the Nasdaq SmallCap Stock Market under the symbol BRBI.

         Statements in this press release which express "belief", "intention", "expectation" or "prospects", as well as other statements which are not historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve certain risks and uncertainties, including, but not limited to, regulatory approval of the proposed transactions.



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